Exhibit 99.1

Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL COMPLETES $1.25

BILLION CREDIT FACILITY; UPDATES OUTLOOK

June 1, 2006 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that certain of its subsidiaries have completed the previously announced refinancing of Crown Castle Operating Company’s (“CCOC”) $325 million revolving credit facility with a new $1.25 billion senior credit facility (“New Facility”).

The New Facility consists of a fully drawn $1.0 billion term loan (“Term Loan”) maturing on June 1, 2014 and an undrawn $250 million revolving credit facility (“Revolver”) maturing on May 31, 2007. The proceeds of the loans under the New Facility were used in part to repay CCOC’s existing revolving credit facility, under which $295 million was outstanding at the time of repayment, and are expected to be used in part to fund the previously announced planned acquisition of Mountain Union Telecom for approximately $309 million. The balance of the proceeds is expected to be available for general corporate purposes, including purchases of Crown Castle’s common shares.

“We are excited to have completed the New Facility, which has moved us back to the top end of our targeted total debt to Adjusted EBITDA leverage range,” stated Ben Moreland, Crown Castle’s Chief Financial Officer. “The completion of this facility reaffirms our commitment to leveraging the growth in our business, enabling us to make investments that we believe will maximize long-term recurring cash flow per share.”

Additional details regarding the New Facility will be available in Crown Castle’s Form 8-K to be filed with the Securities Exchange Commission on or before June 7, 2006.

News Release continued:

OUTLOOK

Crown Castle has updated its second quarter and full year 2006 Outlook to reflect the impact from the New Facility and the acquisition of Mountain Union Telecom, which is expected to close on or about July 3, 2006. As reflected in the following tables, Crown Castle has updated certain line items in its second quarter and full year 2006 Outlook, previously issued on April 26, 2006. For the second quarter 2006, Crown Castle has increased the midpoint of its interest expense by $4 million. For the full year 2006, Crown Castle has increased the midpoint of its site rental revenue by $13 million, site rental cost of operations by $4 million, site rental gross margin by $9 million, Adjusted EBITDA by $9 million and interest expense by $33 million.

The following outlook tables are based on current expectations and assumptions and assume a US dollar to Australian dollar exchange rate of 0.735 US dollars to 1.00 Australian dollars. This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

The following tables set forth Crown Castle’s current outlook:

(in millions, except per share amounts)	Second Quarter 2006	Full Year 2006

Site rental revenue	$167 to $169	$678 to $688

Site rental cost of operations	$52 to $54	$212 to $216

Site rental gross margin	$114 to $116	$464 to $474

Adjusted EBITDA	$98 to $100	$397 to $407

Interest expense	$36 to $37	$159 to $162

Sustaining capital expenditures	$4 to $6	$11 to $15

Recurring cash flow	$57 to 59	$220 to $230

Net loss after deduction of dividends on preferred stock	$(27) to $(14)	$(112) to $(65)

Net loss per share*	$(0.13) to $(0.07)	$(0.52) to $(0.30)

*	Based on 214.8 million shares outstanding at March 31, 2006

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle

News Release continued:

offers significant wireless communications coverage to 76 of the top 100 U.S. markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 11,000 and over 1,300 wireless communication sites in the U.S. and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) use of proceeds from the proposed credit facilities, (ii) growth in our business and additional indebtedness, (iii) our investments, including the availability and type of investments and the impact of and return on our investments, (iv) currency exchange rates, (v) interest expense, (vi) site rental revenue, (vii) site rental cost of operations, (viii) site rental gross margin, (ix) Adjusted EBITDA, (x) sustaining capital expenditures, (xi) recurring cash flow (including recurring cash flow per share) and (xii) net loss (including net loss per share). Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus cumulative effect of change in accounting principle, income (loss) from discontinued operations, minority interests, credit (provision) for income taxes, interest expense, amortization of deferred financing costs, interest and other income (expense), depreciation, amortization and accretion, operating stock-based compensation charges, asset write-down charges and restructuring charges (credits). Adjusted EBITDA is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with Generally Accepted Accounting Principles (GAAP)).

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).

Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

News Release continued:

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA and recurring cash flow for the quarter ending June 30, 2006 and the year ending December 31, 2006 are forecasted as follows:

(in millions)	Q2 2006 Outlook	Full Year 2006 Outlook
Net income (loss)	$(22) to (9)	$(93) to (46)
Income (loss) from discontinued operations, net of tax	—	(5) to (6)
Minority interests	0 to (1)	(1) to (4)
Credit (provision) for income taxes	0 to 1	2 to 4
Interest expense and amortization of deferred financing costs	36 to 37	159 to 162
Interest and other income (expense)	1 to 3	5 to 7
Depreciation, amortization and accretion	70 to 72	280 to 300
Operating stock-based compensation charges	3 to 5	13 to 17
Asset write-down charges	0 to 2	4 to 6
Restructuring charges (credits)	—	—

Adjusted EBITDA	$98 to 100	$397 to 407

Less: Interest expense and amortization of deferred financing costs	36 to 37	159 to 162
Less: Sustaining capital expenditures	4 to 6	11 to 15

Recurring cash flow	$57 to 59	$220 to 230

Other Calculations:

Site rental gross margin for the quarter ending June 30, 2006 and for the year ending December 31, 2006 is forecasted as follows:

(in millions)	Q2 2006 Outlook	Full Year 2006 Outlook
Site rental revenue	$167 to 169	$678 to 688
Less: Site rental cost of operations	52 to 54	212 to 216

Site rental gross margin	$114 to 116	$464 to 474